UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2012, Marriott Vacations Worldwide Corporation (the “Company”) and certain of its subsidiaries entered into several agreements relating to the Credit Agreement, dated as of October 20, 2011 (the “Original Credit Agreement”), among the Company, its subsidiary Marriott Ownership Resorts, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (the “Documentation Agents”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents (the “Syndication Agents”).

Amendment and Restatement Agreement

Pursuant to an Amendment and Restatement Agreement, dated as of November 30, 2012, by and among the Company, the Borrower, certain other subsidiaries of the Company, the Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto (the “Amendment and Restatement Agreement”), the parties thereto agreed to amend and restate the Original Credit Agreement to, among other things, extend the termination date of the commitments of the lenders thereunder to November 21, 2016. The parties to the Amendment and Restatement Agreement also agreed to amend and restate the Guarantee and Collateral Agreement, dated as of November 21, 2011, made by each of the Company, the Borrower and certain other subsidiaries of the Company, in favor of the Administrative Agent as administrative agent for the banks and other financial institutions or entities from time to time parties to the Original Credit Agreement (the “Original Guarantee and Collateral Agreement”).

Credit Agreement

Pursuant to an Amended and Restated Credit Agreement, dated as of November 30, 2012 (the “Credit Agreement”), among the Company, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (which consist of all of the lenders under the Original Credit Agreement), the Documentation Agents, the Syndication Agents, and the Administrative Agent, the parties amended and restated the Original Credit Agreement to, among other things, extend the termination date of the commitments of the lenders thereunder from November 21, 2015 to November 21, 2016. The borrowing capacity of the Credit Agreement is $200 million, including a letter of credit sub-facility of $120 million, which is unchanged from the Original Credit Agreement. The Credit Agreement will provide support for the Company’s business, including ongoing liquidity and letters of credit. Borrowings under the Credit Agreement will generally bear interest at a floating rate at the Eurodollar rate plus an applicable margin that varies from 2 percent to 3.5 percent depending on the Company’s credit rating, which margin has been reduced from a range of 2.75 percent to 4 percent under the Original Credit Agreement. In addition, the Borrower will pay a commitment fee on the unused availability under the Credit Agreement at a rate that varies from 25 basis points per annum to 55 basis points per annum, which rate has been reduced from a range of 35 basis points per annum to 65 basis points per annum under the Original Credit Agreement.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type, certain of which have been modified to provide the Company and its subsidiaries with additional flexibility with respect to their ability to make dividends or other types of restricted payments, to incur obligations under capital leases, and to make certain investments. In addition, the Credit Agreement contains financial covenants, which are substantially similar to those in the Original Credit Agreement, including covenants requiring the Company to maintain (1) a minimum consolidated tangible net worth of not less than the sum of 80 percent of its consolidated tangible net worth as set forth in the audited financial statements of the Company for its fiscal year ended December 30, 2011, plus 80 percent of any increase in consolidated tangible net worth attributable to net cash proceeds received in connection with the issuance of equity after the effective date of the Original Credit Agreement, (2) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA (as defined in the Credit Agreement) of 6 to 1 through the end of the first quarter of 2013, at which time the maximum ratio decreases to 5.25 to 1 through the end of the 2014 fiscal year and to 4.75 to 1 thereafter, and (3) a minimum consolidated adjusted EBITDA to interest expense ratio of not less than 3 to 1. The Company is also required to maintain a ratio of its borrowing base amount (as calculated under the Credit Agreement) to total extensions of credit under the Credit Agreement of at least 1.25 to 1. The Credit Agreement also contains changes to processes related to collateral that provide the Company with efficiencies and cost savings.

Guarantee and Collateral Agreement

Pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of November 30, 2012 (the “Guarantee and Collateral Agreement”), made by the Company, the Borrower and certain subsidiaries of the Company in favor of the Administrative Agent, as administrative agent for the banks and other financial institutions or entities from time to time parties to the Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by the Company and by each of its direct and indirect, existing and future, domestic subsidiaries (excluding certain special purpose subsidiaries), and is secured by a perfected first priority security interest in substantially all of the assets of the Company and the guarantors, subject to certain exceptions. The terms of the Guarantee and Collateral Agreement are substantially similar to those of the Original Guarantee and Collateral Agreement.

The description of each of the agreements above is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

From time to time, the Administrative Agent, the Documentation Agents, the Syndication Agents and the other financial institutions party to the Credit Agreement or their affiliates may have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have or will receive customary fees and expenses. In particular, some of these financial institutions or their affiliates participate in the Company’s vacation ownership notes receivable warehouse facility and may also have participated in transactions involving the securitization of vacation ownership notes receivable undertaken by the Company’s subsidiaries.

Item 8.01 Other Events

Any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy materials for its 2013 annual meeting of shareholders must be received by our Corporate Secretary, at Marriott Vacations Worldwide Corporation, 6649 Westwood Blvd., Orlando, Florida 32821, no later than January 13, 2013. Such proposals also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals. The record date, date and time and location of the 2013 annual meeting will be announced at a later date.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Amendment and Restatement Agreement, dated as of November 30, 2012, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., certain subsidiaries of Marriott Vacations Worldwide Corporation, JPMorgan Chase Bank, N.A., and the several banks and other financial institutions or entities from time to time parties thereto.

Exhibit 10.2	Amended and Restated Credit Agreement, dated as of November 30, 2012, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents.

Exhibit 10.3	Amended and Restated Guarantee and Collateral Agreement, dated as of November 30, 2012, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain subsidiaries of Marriott Vacations Worldwide Corporation in favor of JPMorgan Chase Bank, N.A., as administrative agent for the banks and other financial institutions or entities from time to time parties to the Amended and Restated Credit Agreement filed as Exhibit 10.2.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Date: November 30, 2012	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of November 30, 2012, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., certain subsidiaries of Marriott Vacations Worldwide Corporation, JPMorgan Chase Bank, N.A., and the several banks and other financial institutions or entities from time to time parties thereto.

10.2	Amended and Restated Credit Agreement, dated as of November 30, 2012, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents.

10.3	Amended and Restated Guarantee and Collateral Agreement, dated as of November 30, 2012, made by Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain subsidiaries of Marriott Vacations Worldwide Corporation in favor of JPMorgan Chase Bank, N.A., as administrative agent for the banks and other financial institutions or entities from time to time parties to the Amended and Restated Credit Agreement filed as Exhibit 10.2.